UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 11, 2018 (March 27, 2018)

Technovative Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-175148	38-3825959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 701, 7/F, Tower 2, Silvercord,

30 Canton Road, Tsim ShaTsui, KLN, Hong Kong

 (Address of Principal Executive Offices)

Tel. +852 2162 7529

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

On March 27, 2018, the Board of Directors of Technovative Group, Inc. (the “Company”) appointed Jovey Lee and Peter Cheng as the Company’s Advisory Board members. Pursuant to their appointments, on Mach 27, 2018, the Company issued to Jovey Lee and Peter Cheng, respectively, 350,000 and 350,000 shares of the Company’s common stock, par value $0.001 (together, the “Shares”).

The offer and issuance of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company is relying on the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 8.01	Other Events

As disclosed under Item 3.02 of this Form 8-K, the Company issued a press release announcing that the Company has appointed Jovey Lee and Peter Cheng as the Company’s Advisory Board members on March 27, 2018. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOVATIVE GROUP, INC.

Date: April 11, 2018	By:	/s/ Lin Kuan Liang Nicolas
	Name:	Lin Kuan Liang Nicolas
	Title:	Chief Executive Officer/Chief Financial Officer

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